Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Kathleen A. Connelly

U.S. Bank National Association

950 17th Street, 12th Floor

Denver, CO 80202

(303) 585-4591

(Name, address and telephone number of agent for service)

SquareTwo Financial Corporation

(Issuer with respect to the Securities)

Delaware	84-1261849
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4340 S Monaco, Second Floor Denver, Colorado	80237
(Address of Principal Executive Offices)	(Zip Code)

11.625% Senior Second Lien Notes Due 2017

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
SquareTwo Financial Commercial Funding Corporation	Delaware	20-2305554
Autus, LLC	Colorado	20-5832736
CACH of NJ, LLC	Colorado	26-4144750
CACH, LLC	Colorado	20-2536162
CACV of Colorado, LLC	Colorado	20-8573409
CACV of New Jersey, LLC	Colorado	27-3513499
Candeo, LLC	Colorado	20-5832809
Collect America of Canada, LLC	Colorado	20-2227137
Healthcare Funding Solutions, LLC	Colorado	20-2902985
Orsa, LLC	Colorado	20-5832864
ReFinance America, LTD	Nevada	84-1364359

(1)         The address and telephone number of each co-registrant’s principal executive offices is c/o SquareTwo Financial Corporation, 4340 South Monaco Street, Denver, Colorado 80237, 303-296-3345.

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.               A copy of the Articles of Association of the Trustee.*

2.               A copy of the certificate of authority of the Trustee to commence business.**

3.               A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.               A copy of the existing bylaws of the Trustee.**

5.               A copy of each Indenture referred to in Item 4.  Not applicable.

6.               The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.               Report of Condition of the Trustee as of September 30, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Denver, State of Colorado on the 18th of November, 2010.

By:	/s/ Kathleen A. Connelly
Kathleen A. Connelly
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 18th, 2010

By:	/s/ Kathleen A. Connelly
Kathleen A. Connelly
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2010

($000’s)

9/30/2010
Assets
Cash and Balances Due From Depository Institutions	$4,468,855
Securities	47,348,124
Federal Funds	4,391,378
Loans & Lease Financing Receivables	189,026,648
Fixed Assets	5,734,308
Intangible Assets	12,792,037
Other Assets	22,001,025
Total Assets	$285,762,375

Liabilities
Deposits	$196,374,224
Fed Funds	10,707,062
Treasury Demand Notes	0
Trading Liabilities	476,735
Other Borrowed Money	33,801,510
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,649,489
Total Liabilities	$256,769,741

Equity
Minority Interest in Subsidiaries	$1,725,386
Common and Preferred Stock	18,200
Surplus	12,636,872
Undivided Profits	14,612,176
Total Equity Capital	$28,992,634

Total Liabilities and Equity Capital	$285,762,375